Exhibit 99.8

For Immediate Release

Damon Inc. (Nasdaq: DMN) Makes Nasdaq Debut With Over
$100 Million in Reservations

Maker of Flagship HyperSport and HyperFighter Electric Motorcycles

Set to Begin Trading on November 18, 2024 Under Ticker Symbol “DMN”

San Rafael, CA, November 18, 2024 – Damon Inc. (“Damon”), maker of high-tech, high-performance motorcycles that are safer, smarter, and cleaner and deliver up to 200 hp, 200 mph, and 200 miles of range, today announced its debut on the Nasdaq Global Market. This moment marks a historic milestone as Damon joins the ranks of publicly traded motorcycle companies, standing alongside renowned competitors such as Harley-Davidson’s LiveWire (NYSE: LVWR). The company’s flagship HyperSport and HyperFighter models have more than $100 million USD in deposit backed reservations1, underscoring Damon’s market leading opportunity among electric motorcycle manufacturers.

Damon is set to redefine the premium motorcycle category by directly challenging the highest performance internal combustion engine (ICE) motorcycles. Unlike previous EV motorcycle companies which often fell short in power, range, and overall appeal for serious riders, Damon is not only matching, but in many ways surpassing the standards of top-tier ICE models.

The high performance of Damon motorcycles places the company squarely in competition with premium gas-powered superbikes, with the bulk of its orders coming from owners of Yamaha, Honda, Ducati, Kawasaki and BMW motorcycles, whose median age is 19 years younger than the American average motorcyclist. In addition, a surprising 24% of Damon’s reservations are from people who do not currently own a motorcycle, and 10% are from people who have yet to obtain a motorcycle license, according to Damon reservation holder surveys. Such demographics reflect a significant shift toward products that resonate with the modern rider’s values; people are seeking safer, smarter and cleaner alternatives that deliver advanced technology and exceptional performance.

CEO Jay Giraud on Reaching This Historic Milestone

“Our vision is resonating with a global community that’s ready for a more modern riding experience – what the old guard keeps selling year after year has gotten stale,” said Jay Giraud, CEO and Founder of Damon. “And reaching $100M in reservations is a pretty good indication that it’s time to think different.”

Today’s generation of riders often learned to drive in automatic or electric vehicles equipped with modern collision warning systems, so many never learned to shift gears. They expect smooth and highly responsive power delivery, which EV powertrains provide, along with advanced safety features, connectivity, and GPS-based experiences that seamlessly work together as a unified system.

To answer this call, Damon’s novel technology suite includes CoPilot™, an AI-enhanced 360º collision warning system, and Shift™, electronically adaptive ergonomics that transform the riding position from sport to commuter on the fly, all upgradeable over the air with its embedded 4G LTE + GPS connection. By offering high-speed performance, extended range, and a seamless riding experience enhanced by technology, Damon is redefining the riding experience– a feat unmatched by premium motorcycle companies. This combination of features has positioned Damon to lead the shift from ICE to EV motorcycles for new and experienced riders alike.

[1]	Based on total credit card-backed reservations as at October 31, 2024 using current prices. The receipt of credit card reservations is being provided for illustrative purposes only and should not be perceived as revenue or potential revenue. Damon’s customers may cancel their reservations without penalty and for any reason until they place an order for their motorcycle, at which point the deposit becomes non-refundable and the customer is required to pay an additional non-refundable deposit.

Growth Market On Track To Reach $225Bn

According to Statista, the motorcycle market size was valued at USD 136 billion in 2023, with an anticipated CAGR of 8.5% between 2024 and 2032, potentially reaching USD 225.8 billion by 2032. The global EV motorcycle market has been experiencing significant growth and is projected to continue expanding in the coming years. The EV motorcycle market is anticipated to grow at a CAGR of 19.0% from 2023 to 2030. Introduction of charging station ecosystems, declining battery costs, and development of battery management technologies is contributing to industry growth. Additionally, inclusion of telematics, cellular connectivity, and improvement in aerodynamic characteristics of vehicles are creating new opportunities for electric motorcycle development, according to Grand View Research.

Damon’s Nasdaq Global Market debut under the ticker symbol “DMN” represents a meaningful step to take a leadership position in the growing motorcycle space and forward in its mission to redefine the future of motorcycling.

CEO Jay Giraud’s Vision for the Future of Motorcycling

“Listing on Nasdaq isn’t just a financial milestone for us; it’s a powerful affirmation of our mission to transform urban mobility and future-proof motorcycling,” said Jay Giraud, CEO and Founder of Damon.

Driving Towards Production

Damon’s public listing is set to fuel the final stage of development of the HyperDrive platform and prepare operations for HyperSport production. The company is working closely with global supply chain partners to streamline integration and prepare for assembly of a fleet of production intent vehicles in 2025. This phase will see expanded testing, component optimization, and advancements in production capabilities to prepare for full-scale commercialization.

This public listing aims to accelerate Damon’s mission to unleash the full potential of motorcycling for the world.

About Damon

Damon is on a mission to cause a paradigm shift for safer, smarter motorcycling. With its development offices in San Rafael, California, Damon is led by entrepreneurs and executives from world-class EV and technology companies. Anchored by the groundbreaking HyperDrive™ electric powertrain, all Damon motorcycles are set to deliver power and range that exceeds that of gas without the noise, emissions, or maintenance hassles. Damon has captured the attention of the motorcycling world cutting edge designs and innovative safety technologies including CoPilot™ and Shift™, which are attracting a new generation of motorcycle riders. With strong consumer interest in the US and abroad, Damon aims to set the standard for motorcycle safety and sustainability worldwide. For more information , please visit damon.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking information or forward-looking statements under applicable Canadian and U.S. securities laws (collectively, “forward-looking statements”) that reflect current expectations and projections of Damon Inc. (“Damon”) about its future development. When used in this press release, forward-looking statements can be identified by the use of words such as “may,” or by such words as “will,” “intend,” “believe,” “estimate,” “consider,” “expect,” “anticipate,” and “objective” and similar expressions or variations of such words. Forward-looking statements are, by their nature, not guarantees of Damon’s future operational or financial performance and are subject to risks and uncertainties and other factors that could cause Damon’s actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. No representation or warranty is intended with respect to anticipated future results, or that estimates, or projections will be sustained.

Forward-looking statements in this press release include, but are not limited to, statements relating to the expected performance level of Damon motorcycles, the estimated demand of Damon motorcycles, and the potential safety ratings of Damon motorcycles.

In developing the forward-looking statements in this press release, we have applied several material assumptions, including the general business and economic conditions of the industries and countries in which Damon operates, and general market conditions.

Many risks, uncertainties, and other factors could cause the actual results of Damon to differ materially from the results, performance, achievements, or developments expressed or implied by such forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the following:

●	the risk that the price of common shares of Damon may be volatile due to a variety of factors, including changes in the highly competitive industries in which Damon operates, variations in performance across competitors, changes in laws, regulations, technologies that may impose additional costs and compliance burdens on Damon’s operations, global supply chain disruptions and shortages, and macro-economic and social environments affecting Damon’s businesses;

●	the inability to implement Damon’s business plans, forecasts, and other expectations, or identify and realize additional opportunities;

●	the risk that Damon has not achieved sufficient sales and production capacity at a mass-production facility, and Damon and its current and future collaborators may be unable to successfully develop and market Damon’s motorcycles or solutions, or may experience significant delays in doing so;

●	the risk that Damon may never achieve or sustain profitability;

●	the risk that Damon may be unable to raise additional capital on acceptable terms to finance its operations and remain a going concern;

●	the risk that Damon experiences difficulties in managing its growth and expanding operations;

●	any adverse changes in U.S. or Canadian general economic, business, market, financial, political or legal conditions, including as a consequence of the ongoing uncertainties relating to inflation and interest rates;

●	any inability to successfully and economically manufacture and distribute Damon’s motorcycles at scale;

●	the reliance on key management, including Damon’s Chief Executive Officer, Jay Giraud, and any inability to attract and/or retain key personnel;

●	any inability to raise additional funds to meet its capital requirements and pursue its growth strategy when and in the amounts needed; and

●	any inability to secure adequate insurance coverage or a potential increase in insurance costs.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the press release or as of the date otherwise specifically indicated herein. Due to risks and uncertainties, events may differ materially from current expectations. Damon disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required pursuant to applicable securities law. All forward-looking statements contained in the press release are expressly qualified in their entirety by this cautionary statement.

Additional information about Damon Inc., and the foregoing risks and uncertainties, can be found in our filings with the U.S. Securities and Exchange Commission, including our Form 10 and Form S-1 registration statements and subsequent filings, at www.sec.gov, and our filings with the British Columbia Securities Commission, including our non-offering prospectus filed following our completed business combination with Damon Motors Inc. and subsequent filings, at www.sedarplus.ca.

Contact Information:

Investor Relations Contact

HaydenIR

James Carbonara

646.755.7412

James@haydenir.com

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